(d)(19)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA MUTUAL FUNDS

OPERATING EXPENSE LIMITS

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	P	R	R6	W
Voya Diversified Emerging Markets Debt Fund(3) Initial Term for Class A, C, I, and W Shares Expires March 1, 2014	1.25%	N/A	2.00%	0.95%	N/A	N/A	N/A	N/A	1.00%

Voya Diversified International Fund(3), (4)	1.58%	2.33%	2.33%	1.33%	1.58%	N/A	1.83%	N/A	1.33%

Voya Emerging Markets Equity Dividend Fund Initial Term Expires March 1, 2014	1.70%	2.45%	2.45%	1.45%	1.70%	N/A	N/A	N/A	1.45%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Investment Management).

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	P	R	R6	W
Voya Global Bond Fund Initial Term Expires March 1, 2008 Initial Term for Class O Shares Expires March 1, 2010 Initial Term for Class W Shares Expires March 1, 2011 Initial Term for Class R Shares Expires March 1, 2012 Initial Term for Class P Shares Expires March 1, 2014 Term for Class I Shares Expires March 1, 2014 Initial Term for Class R6 Shares Expires March 1, 2015	0.90%	1.65%	1.65%	0.65%	0.90%	0.15%	1.15%	0.65%	0.65%

Voya Global Natural Resources Fund Initial Term Expires March 1, 2011	2.00%	N/A	N/A	1.75%	N/A	N/A	N/A	N/A	1.75%

Voya Global Opportunities Fund Term Expires March 1, 2016	1.50%	2.25%	2.25%	1.15%	N/A	N/A	N/A	N/A	1.25%

Voya Global Perspectives Fund(3) Term Expires March 1, 2015	1.23%	N/A	1.98%	0.98%	N/A	N/A	1.48%	N/A	0.98%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Investment Management).

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	P	R	R6	W
Voya Global Real Estate Fund Term for Class A, Class B, Class C, Class I, Class O, Class R, and Class W Shares Expires March 1, 2015 Initial Term for Class R6 Shares Expires March 1, 2016	1.50%	2.25%	2.25%	1.25%	1.50%	N/A	1.75%	1.20%	1.25%

Voya International Core Fund Initial Term Expires March 1, 2012 Initial Term for Class W Shares Expires March 1, 2014	N/A	N/A	N/A	0.95%	N/A	N/A	N/A	N/A	0.95%

Voya Multi-Manager Emerging Markets Equity Fund Term Expires March 1, 2014	1.60%	2.35%	2.35%	1.35%	N/A	N/A	1.85%	N/A	1.35%

Voya Multi-Manager International Equity Fund Initial Term Expires March 1, 2012	N/A	N/A	N/A	0.99%	N/A	N/A	N/A	N/A	N/A

Voya Multi-Manager International Small Cap Fund Initial Term Expires March 1, 2006 Initial Term for Class O Shares Expires March 1, 2010	1.95%	2.60%	2.60%	1.40%	1.85%	N/A	N/A	N/A	1.60%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Investment Management).

	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class
Name of Fund(1)	A	B	C	I	O	P	R	R6	W
Voya Russia Fund Term for Class A, Class I, and Class W Shares Expires March 1, 2015	2.15%	N/A	N/A	1.90%	N/A	N/A	N/A	N/A	1.90%

(1)         This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

(2)         The operating expense limits apply only at the Fund level and do not limit the fees payable by the underlying investment companies in which the Funds invest.

(3)         The maximum operating expense limit includes the acquired fund fees and expenses.

(4)         The expense limits will remain in effect for the following period, whichever is longer: 1) five years after shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO (now known as Voya Investment Management).

/s/ H.E.
HE

Effective Date: July 15, 2014 to add Class R6 shares for Voya Global Real Estate Fund.